As filed with the Securities and Exchange Commission on December 22, 2004
                                                         Registration No. 333-
===============================================================================

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                              ___________________

                                  GUESS?, INC.
            (Exact name of registrant as specified in its charter)
                              ___________________

          Delaware                                         95-3679695
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                           1444 South Alameda Street
                         Los Angeles, California 90021
                                 (213) 765-3100
              (Address, including zip code, and telephone number
                         of principal executive offices)
                               ___________________

                   Guess?, Inc. 2004 Equity Incentive Plan
                            (Full title of the plan)
                               ___________________

                                Deborah S. Siegel
                         General Counsel and Secretary
                                  Guess?, Inc.
                          1444 South Alameda Street
                        Los Angeles, California 90021
                                (213) 765-3100
           (Name, address and telephone number, including area code,
                             of agent for service)
                               ___________________

                                    Copy to:

                             David J. Johnson, Jr.
                            O'Melveny & Myers, LLP
                             400 S. Hope Street
                        Los Angeles, California 90071
                               (213) 430-6000
                               ___________________


                        CALCULATION OF REGISTRATION FEE
    --------------------------------------------------------------------------
                                       Proposed       Proposed
                                       maximum        maximum
    Title of           Amount          offering       aggregate     Amount of
    securities         to be           price          offering    registration
    to be registered   registered(1)   per unit(2)     price(2)       fee(2)
    --------------------------------------------------------------------------
    Common Stock,
    $0.01 par value:   5,000,000        $11.87       $59,350,000    $6,985.50
    --------------------------------------------------------------------------

   (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Guess?, Inc. 2004 Equity Incentive Plan (the "Plan") may become subject to the Plan.

  (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on December 15, 2004.

       The Exhibit Index for this Registration Statement is at page 9.

                                  PART I

                        INFORMATION REQUIRED IN THE
                         SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

                        INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents, which have been filed by Guess?, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File Number 1-11893) are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004;

     (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 27, 2004, June 26, 2004 and September 25, 2004, filed with the Commission on May 6, 2004, August 4, 2004 and November 1, 2004, respectively; and

     (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A/A filed under the Exchange Act with the Commission on July 31, 1996 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities

     Inapplicable.

Item 5.  Interests of Named Experts and Counsel

     Inapplicable.

Item 6.  Indemnification of Directors and Officers

     Section 145(a) of the General Corporation Law of the States of Delaware (the "General Corporation Law"), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense or any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

     Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the laws of the State of Delaware.

     The Company has a directors and officers' liability insurance policy with coverage for, among other things, liability for violations of federal and state securities laws.

     The Company has entered into indemnity agreements with its directors and officers for indemnification of and advancement of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.

Item 7.  Exemption from Registration Claimed

     Inapplicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 9.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
          Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22 day of December, 2004.

                                        GUESS?, INC.,
                                        a Delaware corporation


                                   By:  /s/ Carlos Alberini
                                        ------------------------------------
                                        Carlos Alberini
                                        President, Chief Operating Officer
                                        and Director


                             POWER OF ATTORNEY

      We, the undersigned officers and directors of Guess?, Inc., hereby severally constitute and appoint Carlos Alberini and Frederick G. Silny as attorneys in fact, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                     Title                           Date

/s/ Maurice Marciano
--------------------    Co-Chairman of the Board, Co-Chief    December 22, 2004
Maurice Marciano        Executive Officer and Director
                        (Principal Executive Officer)


/s/ Paul Marciano
-------------------     Co-Chairman of the Board, Co-Chief    December 22, 2004
Paul Marciano           Executive Officer and Director


/s/ Carlos Alberini
-------------------     President, Chief Operating Officer    December 22, 2004
Carlos Alberini         and Director

/s/ Frederick C. Silny
----------------------  Senior Vice President and Chief       December 22, 2004
Frederick G. Silny      Financial Officer (Principal
                        Financial Officer and Principal
                        Accounting Officer)


/s/ Anthony Chidoni
---------------------   Director                              December 1, 2004
Anthony Chidoni


/s/ Alice Kane
--------------------    Director                              December 22, 2004
Alice Kane


/s/ Karen Neuburger
--------------------    Director                              December 22, 2004
Karen Neuburger


/s/ Howard Weitzman
--------------------    Director                              December 1, 2004
Howard Weitzman

                             EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
-------         ---------------------------------------------


4               Guess?, Inc. 2004 Equity Incentive Plan.(1)

5               Opinion of O'Melveny & Myers LLP (Opinion re Legality).

23.1            Independent Auditors' Consent (KPMG, LLP)

23.2            Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24 Power of Attorney (included in this Registration Statement under "Signatures").


(1) Filed with the Commission as Appendix A to the Definitive Proxy Statement filed by the Company on April 14, 2004 (Commission File Number 001-11893) and incorporated herein by this reference.